Exhibit 99.1
Eastern Bankshares, Inc. Reports Second Quarter 2024 Financial Results

~ Company Announces Authorization of Share Repurchase Program ~

BOSTON, July 25, 2024 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2024 second quarter financial results, the declaration of a quarterly cash dividend, and the authorization of a share repurchase program.

On July 12, 2024, the Company completed its merger (“the merger”) with Cambridge Bancorp (“Cambridge”) and surpassed $25 billion in assets. The merger also added approximately $4.8 billion in assets under management and administration (“AUM/A”), 11 net new branch locations, and 4 net new wealth management offices to the Company. The Company plans to provide an update on the financial impact of the merger with the third quarter earnings release.

“I’m very pleased with our second quarter financial results, which demonstrate the continued strength and stability of our franchise,” said Bob Rivers, Executive Chair and Chair of the Board of the Company and Eastern Bank. “Shortly after the close of the second quarter, we joined forces with Cambridge. The complementary strengths of each bank will allow us to better serve our customers with a full suite of commercial and consumer banking products and services, as well as wealth management offerings, supported by strong digital capabilities. This enhanced ability to serve our customers – combined with our financial strength and community focus – will continue to drive value for all our stakeholders and further solidify Eastern as Greater Boston’s leading local bank.”
Mr. Rivers continued, “Our Board’s approval of a new share repurchase program is a testament to the Company’s strong capital and liquidity position, and our commitment to creating shareholder value.”

FINANCIAL HIGHLIGHTS FOR THE SECOND QUARTER OF 2024

•Net income of $26.3 million, or $0.16 per diluted share. Operating net income* of $36.5 million, or $0.22 per diluted share.
•The net interest margin on a fully tax equivalent (“FTE”) basis* declined modestly to 2.64% as compared to 2.68% in the prior quarter.
•Total loans increased $56.8 million, or 1.6% on an annualized basis, from the prior quarter, to $14.1 billion.
•Deposits declined $129 million, or 2.9% on an annualized basis, driven by the early withdrawal of a $100 million omnibus deposit contract for which the bank received an early termination payment of $7.8 million. Excluding this early withdrawal, deposits were relatively stable from the prior quarter.
•Average deposits increased $192.9 million in the second quarter, or 1.1%.
•Eastern sold securities totaling $85 million in the quarter at a loss of $7.6 million.
•Non-performing loans (“NPLs”) reduced from $57.2 million to $39.8 million or from 0.41% to 0.28% of total loans. The reduction was driven by the resolution of two NPLs in the second quarter.
•Net recoveries of 0.02% of average total loans, compared to net charge-offs of 0.21% in the prior quarter, both on an annualized basis.

BALANCE SHEET

Total assets were $21.0 billion at June 30, 2024, representing a decrease of $130.6 million, or 0.6% from March 31, 2024.

•Cash and equivalents increased $11.8 million from the prior quarter to $750.8 million.
•Total securities decreased $196.9 million, or 4.2%, from the prior quarter, to $4.5 billion, due to the sale of approximately $85 million in available for sale securities (“AFS securities”) and principal runoff.
•Loans totaled $14.1 billion, representing an increase of $56.8 million, or 0.4%, from the prior quarter, driven primarily by consumer loan growth of $51.3 million.
•Deposits totaled $17.5 billion, representing a decrease of $128.9 million, or 0.7%, from the prior quarter, driven primarily by the early withdrawal of a $100 million omnibus deposit contract, which was inherited from Eastern’s acquisition of Century Bank and Trust Company in 2021. Average deposits increased $192.9 million in the second quarter, or 1.1%. The Company had no brokered deposits at June 30, 2024 and March 31, 2024.

•Federal Home Loan Bank advances decreased $0.2 million from the prior quarter to $17.4 million.
•Shareholders’ equity was $3.0 billion, representing an increase of $14.6 million from the prior quarter, driven primarily by an increase in retained earnings.
•At June 30, 2024, book value per share was $16.80 and tangible book value per share* was $13.60. Please refer to Appendix D to this press release for a roll-forward of tangible shareholders’ equity*.

NET INTEREST INCOME

Net interest income was $128.6 million for the second quarter of 2024, compared to $129.9 million for the prior quarter, representing a decrease of $1.3 million.

•The net interest margin on a FTE basis* was 2.64% for the second quarter, representing a 4 basis point decrease from the prior quarter, as higher funding costs more than offset increases in interest-earning asset yields.
•Total interest-earning assets yield increased 6 basis points from the prior quarter to 4.19%, due primarily to an increase in loan yields of 3 basis points, as well as higher other short-term investments volume.
•Total interest-bearing liabilities cost increased 12 basis points from the prior quarter to 2.44%, due primarily to higher deposit costs resulting from deposit mix shifts.

NONINTEREST INCOME

Noninterest income was $25.3 million for the second quarter of 2024, compared to $27.7 million for the prior quarter, representing a decrease of $2.3 million. Noninterest income on an operating basis* was $31.1 million for the second quarter of 2024, compared to $23.4 million for the prior quarter, representing an increase of $7.8 million.

•Service charges on deposit accounts increased $0.4 million from the prior quarter to $7.9 million.
•Trust and investment advisory fees increased $0.2 million from the prior quarter to $6.7 million.
•Debit card processing fees increased $0.3 million from the prior quarter to $3.5 million.
•Loan-level interest rate swap income decreased $0.2 million from the prior quarter to $0.4 million.
•Income from investments held in rabbi trust accounts decreased $2.6 million from the prior quarter to $1.8 million. The quarter over quarter change was driven by investment performance.
•Losses on sales of mortgage loans held for sale were $0.2 million, compared to losses of $0.1 million in the prior quarter.
•Losses on sales of AFS securities were $7.6 million due to the sale of approximately $85 million of AFS securities. There were no losses on sales of AFS securities in the prior quarter.
•Other noninterest income increased $7.2 million in the second quarter to $12.7 million. The increase was driven primarily by the early termination payment of $7.8 million received from the aforementioned omnibus deposit early withdrawal.

NONINTEREST EXPENSE

Noninterest expense was $109.9 million for the second quarter of 2024, compared to $101.2 million in the prior quarter, representing an increase of $8.7 million. Noninterest expense on an operating basis* for the second quarter of 2024 was $105.3 million, compared to $97.6 million in the prior quarter, representing an increase of $7.6 million.

•Salaries and employee benefits expense was $65.2 million, an increase of $0.7 million from the prior quarter.
•Office occupancy and equipment expense was $10.1 million, an increase of $0.9 million from the prior quarter, due primarily to the move to the Company’s new corporate headquarters.
•Data processing expense was $18.0 million, an increase of $1.5 million from the prior quarter, due primarily to an increase of $1.4 million in merger related data processing expenses from the prior quarter.
•Professional services expense was $4.3 million in the second quarter, an increase of $0.7 million from the prior quarter.
•Marketing expense was $1.9 million, an increase of $0.4 million from the prior quarter, due primarily to higher advertising expenses.
•Federal Deposit Insurance Corporation (“FDIC”) insurance expense was $4.5 million, an increase of $2.2 million from the prior quarter, primarily due to an increase of $1.9 million to the FDIC special assessment first incurred in the fourth quarter of 2023.

•Other noninterest expense was $5.4 million, an increase of $2.2 million from the prior quarter, due primarily to a lower level of provision release for off balance sheet exposures of $1.5 million.

Please refer to Appendix E for additional detail on M&A expenses*.

ASSET QUALITY

Non-performing loans (“NPLs”) totaled $39.8 million at June 30, 2024 compared to $57.2 million at the end of the prior quarter. The reduction was driven primarily by the resolution of two NPLs in the second quarter.

During the second quarter of 2024, the Company recorded total net recoveries of $0.8 million, or 0.02% of average total loans on an annualized basis, compared to total net charge-offs of $7.3 million, or 0.21% of average total loans on an annualized basis, in the prior quarter, respectively. The net recoveries were driven by the partial recoveries of $2.0 million on the aforementioned two NPLs resolved in the second quarter.

The Company recorded a provision for loan losses totaling $6.1 million in the second quarter of 2024 driven primarily by an increase in individual loan reserves on commercial real estate loans in the second quarter. The allowance for loan losses was $156.1 million at June 30, 2024, or 1.11% of total loans, compared to $149.2 million, or 1.06% of total loans, at March 31, 2024.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors has declared a quarterly cash dividend of $0.11 per common share. The dividend will be payable on September 16, 2024 to shareholders of record as of the close of business on September 3, 2024.

The Company’s Board of Directors has authorized a share repurchase program of up to 10.8 million shares, representing 5% of the Company’s outstanding shares of common stock. The repurchase program, which is limited to $200 million through July 31, 2025, may be modified or terminated by the Board of Directors of the Company at any time.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s second quarter 2024 earnings will be held on Friday, July 26, 2024 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (800) 549-8228 from within the U.S. and reference conference ID 26729. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank is Greater Boston’s leading local bank and the largest bank-owned independent investment advisor in Massachusetts with approximately 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management and Private Banking divisions, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures. Except as otherwise indicated, these non-GAAP financial measures presented in this press release exclude discontinued operations.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, (viii) the non-cash pension settlement charge recognized related to the Defined Benefit Plan, (ix) certain discrete tax items, and (x) net income from discontinued operations. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense, respectively, cannot be made available without unreasonable effort.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets including the impact of mark-to-market adjustments on held-to-maturity securities, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-E for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s implementation of the merger with Cambridge Bancorp, including that the combined companies may not perform as expected due to transaction-related uncertainty or other factors; that revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that following completion of the transaction, Eastern’s business may not perform as expected due to transaction-related uncertainty or other factors; that Eastern is unable to successfully implement integration strategies; that Eastern’s expansion of services or capabilities resulting from the merger may be more challenging than anticipated; reputational risks and the reaction of customers to the transaction; the inability to implement onboarding plans and other consequences associated with mergers; the diversion of management time and Company resources on merger-related issues; and disruptions arising from transitions in management personnel; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiaries, including Eastern Bank, are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics, including COVID-19 and the failure of the Company to execute its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS (1)

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023

Earnings data
Net interest income	$128,649	$129,900	$133,307	$137,205	$141,588
Noninterest income	25,348	27,692	26,739	19,157	26,204
Total revenue	153,997	157,592	160,046	156,362	167,792
Noninterest expense	109,869	101,202	121,029	101,748	99,934
Pre-tax, pre-provision income	44,128	56,390	39,017	54,614	67,858
Provision for allowance for loan losses	6,126	7,451	5,198	7,328	7,501
Pre-tax income	38,002	48,939	33,819	47,286	60,357
Net income from continuing operations	26,331	38,647	31,509	63,464	44,419
Net income (loss) from discontinued operations	—	—	286,994	(4,351)	4,238
Net income	26,331	38,647	318,503	59,113	48,657
Operating net income (non-GAAP)	36,519	38,081	16,875	52,085	41,092

Per-share data
Earnings (loss) per share, diluted	$0.16	$0.24	$1.95	$0.36	$0.30
Continuing operations	$0.16	$0.24	$0.19	$0.39	$0.27
Discontinued operations	$—	$—	$1.76	$(0.03)	$0.03
Operating earnings per share, diluted (non-GAAP)	$0.22	$0.23	$0.10	$0.32	$0.25
Book value per share	$16.80	$16.72	$16.86	$13.87	$14.33
Tangible book value per share (non-GAAP)	$13.60	$13.51	$13.65	$10.14	$10.59

Profitability
Return on average assets (2)	0.50%	0.74%	0.59%	1.18%	0.81%
Operating return on average assets (non-GAAP) (2)	0.70%	0.72%	0.31%	0.97%	0.75%
Return on average shareholders' equity (2)	3.62%	5.23%	4.66%	9.91%	6.85%
Operating return on average shareholders' equity (2)	5.03%	5.17%	2.51%	8.14%	6.34%
Return on average tangible shareholders' equity (non-GAAP) (2)	4.48%	6.46%	5.99%	13.38%	9.19%
Operating return on average tangible shareholders' equity (non-GAAP) (2)	6.22%	6.36%	3.20%	10.99%	8.50%
Net interest margin (FTE) (2)	2.64%	2.68%	2.69%	2.77%	2.80%
Cost of deposits (2)	1.78%	1.66%	1.51%	1.33%	1.22%
Efficiency ratio	71.34%	64.22%	75.62%	65.07%	59.56%
Operating efficiency ratio (non-GAAP)	64.04%	61.89%	73.59%	60.83%	58.47%

Balance Sheet (end of period)
Total assets	$21,044,169	$21,174,804	$21,133,278	$21,146,292	$21,583,493
Total loans	14,145,520	14,088,747	13,973,428	13,919,275	13,961,878
Total deposits	17,537,809	17,666,733	17,596,217	17,424,169	18,180,972
Total loans / total deposits	81%	80%	79%	80%	77%

Asset quality
Allowance for loan losses ("ALLL")	$156,146	$149,190	$148,993	$155,146	$147,955
ALLL / total nonperforming loans ("NPLs")	392.61%	260.94%	283.49%	326.86%	484.18%
Total NPLs / total loans	0.28%	0.41%	0.38%	0.34%	0.22%
Net (recoveries) charge-offs ("NCOs") / average total loans (2)	(0.02)%	0.21%	0.32%	0.00%	0.01%

Capital adequacy
Shareholders' equity / assets	14.10%	13.95%	14.08%	11.57%	11.71%
Tangible shareholders' equity / tangible assets (non-GAAP)	11.73%	11.58%	11.71%	8.73%	8.93%

(1) Total assets, average assets and average tangible shareholders' equity components as of and for the three months ended Dec 31, 2023 and preceding periods presented in this table include discontinued operations.
(2) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Jun 30, 2024 change from
(Unaudited, dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Mar 31, 2024		Jun 30, 2023
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$72,890	$71,492	$105,066	$1,398	2%	$(32,176)	(31)%
Short-term investments	677,958	667,526	768,436	10,432	2%	(90,478)	(12)%
Cash and cash equivalents	750,848	739,018	873,502	11,830	2%	(122,654)	(14)%
Available for sale ("AFS") securities	4,097,842	4,287,585	4,520,293	(189,743)	(4)%	(422,451)	(9)%
Held to maturity ("HTM") securities	436,712	443,833	465,061	(7,121)	(2)%	(28,349)	(6)%
Total securities	4,534,554	4,731,418	4,985,354	(196,864)	(4)%	(450,800)	(9)%
Loans held for sale	1,308	2,204	2,835	(896)	(41)%	(1,527)	(54)%
Loans:
Commercial and industrial	3,084,186	3,084,580	3,341,976	(394)	—%	(257,790)	(8)%
Commercial real estate	5,440,411	5,519,505	5,242,290	(79,094)	(1)%	198,121	4%
Commercial construction	447,157	388,024	371,367	59,133	15%	75,790	20%
Business banking	1,108,163	1,100,637	1,089,548	7,526	1%	18,615	2%
Total commercial loans	10,079,917	10,092,746	10,045,181	(12,829)	—%	34,736	—%
Residential real estate	2,562,808	2,544,462	2,510,705	18,346	1%	52,103	2%
Consumer home equity	1,254,105	1,217,141	1,198,290	36,964	3%	55,815	5%
Other consumer	248,690	234,398	207,702	14,292	6%	40,988	20%
Total loans	14,145,520	14,088,747	13,961,878	56,773	—%	183,642	1%
Allowance for loan losses	(156,146)	(149,190)	(147,955)	(6,956)	5%	(8,191)	6%
Unamortized prem./disc. and def. fees	(35,601)	(32,947)	(15,202)	(2,654)	8%	(20,399)	134%
Net loans	13,953,773	13,906,610	13,798,721	47,163	—%	155,052	1%
Federal Home Loan Bank stock, at cost	5,879	5,879	26,894	—	—%	(21,015)	(78)%
Premises and equipment	60,910	59,790	59,421	1,120	2%	1,489	3%
Bank-owned life insurance	166,710	165,734	162,718	976	1%	3,992	2%
Goodwill and other intangibles, net	565,196	565,701	567,213	(505)	—%	(2,017)	—%
Deferred income taxes, net	276,064	272,344	352,060	3,720	1%	(75,996)	(22)%
Prepaid expenses	183,245	187,211	157,675	(3,966)	(2)%	25,570	16%
Other assets	545,682	538,895	476,074	6,787	1%	69,608	15%
Assets of discontinued operations	—	—	121,026	—	—%	(121,026)	(100)%
Total assets	$21,044,169	$21,174,804	$21,583,493	$(130,635)	(1)%	$(539,324)	(2)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$4,808,938	$4,952,487	$5,346,693	$(143,549)	(3)%	$(537,755)	(10)%
Interest checking accounts	3,532,811	3,739,631	4,173,079	(206,820)	(6)%	(640,268)	(15)%
Savings accounts	1,238,009	1,291,260	1,495,540	(53,251)	(4)%	(257,531)	(17)%
Money market investment	5,014,900	4,770,058	4,814,412	244,842	5%	200,488	4%
Certificates of deposit	2,943,151	2,913,297	2,351,248	29,854	1%	591,903	25%
Total deposits	17,537,809	17,666,733	18,180,972	(128,924)	(1)%	(643,163)	(4)%
Borrowed funds:
Federal Home Loan Bank advances	17,415	17,576	314,021	(161)	(1)%	(296,606)	(94)%
Escrow deposits of borrowers	20,155	24,368	22,980	(4,213)	(17)%	(2,825)	(12)%
Interest rate swap collateral funds	11,370	10,810	14,210	560	5%	(2,840)	(20)%
Total borrowed funds	48,940	52,754	351,211	(3,814)	(7)%	(302,271)	(86)%
Other liabilities	489,947	502,486	488,007	(12,539)	(2)%	1,940	—%
Liabilities of discontinued operations	—	—	36,531	—	—%	(36,531)	(100)%
Total liabilities	18,076,696	18,221,973	19,056,721	(145,277)	(1)%	(980,025)	(5)%
Shareholders' equity:
Common shares	1,770	1,769	1,766	1	—%	4	—%
Additional paid-in capital	1,673,722	1,669,133	1,656,750	4,589	—%	16,972	1%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(130,295)	(131,512)	(135,232)	1,217	(1)%	4,937	(4)%
Retained earnings	2,076,566	2,068,315	1,704,470	8,251	—%	372,096	22%
Accumulated other comprehensive income ("AOCI"), net of tax	(654,290)	(654,874)	(700,982)	584	—%	46,692	(7)%
Total shareholders' equity	2,967,473	2,952,831	2,526,772	14,642	—%	440,701	17%
Total liabilities and shareholders' equity	$21,044,169	$21,174,804	$21,583,493	$(130,635)	(1)%	$(539,324)	(2)%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Jun 30, 2024 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Mar 31, 2024		Jun 30, 2023

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$172,514	$169,981	$160,862	$2,533	1%	$11,652	7%
Taxable interest and dividends on securities	22,724	23,373	24,618	(649)	(3)%	(1,894)	(8)%
Non-taxable interest and dividends on securities	1,439	1,437	1,434	2	—%	5	—%
Interest on federal funds sold and other short-term investments	10,699	7,820	14,851	2,879	37%	(4,152)	(28)%
Total interest and dividend income	207,376	202,611	201,765	4,765	2%	5,611	3%
Interest expense:
Interest on deposits	78,473	72,458	56,146	6,015	8%	22,327	40%
Interest on borrowings	254	253	4,031	1	—%	(3,777)	(94)%
Total interest expense	78,727	72,711	60,177	6,016	8%	18,550	31%
Net interest income	128,649	129,900	141,588	(1,251)	(1)%	(12,939)	(9)%
Provision for allowance for loan losses	6,126	7,451	7,501	(1,325)	(18)%	(1,375)	(18)%
Net interest income after provision for allowance for loan losses	122,523	122,449	134,087	74	—%	(11,564)	(9)%
Noninterest income:
Service charges on deposit accounts	7,930	7,508	7,242	422	6%	688	10%
Trust and investment advisory fees	6,711	6,544	6,131	167	3%	580	9%
Debit card processing fees	3,522	3,247	3,513	275	8%	9	—%
Interest rate swap income	418	667	825	(249)	(37)%	(407)	(49)%
Income from investments held in rabbi trusts	1,761	4,318	3,002	(2,557)	(59)%	(1,241)	(41)%
Losses on sales of mortgage loans held for sale, net	(152)	(58)	(50)	(94)	162%	(102)	204%
Losses on sales of securities available for sale, net	(7,557)	—	—	(7,557)	—%	(7,557)	—%
Other	12,715	5,466	5,541	7,249	133%	7,174	129%
Total noninterest income	25,348	27,692	26,204	(2,344)	(8)%	(856)	(3)%
Noninterest expense:
Salaries and employee benefits	65,218	64,471	62,183	747	1%	3,035	5%
Office occupancy and equipment	10,109	9,184	9,067	925	10%	1,042	11%
Data processing	17,990	16,509	12,814	1,481	9%	5,176	40%
Professional services	4,250	3,512	3,025	738	21%	1,225	40%
Marketing expenses	1,910	1,515	2,111	395	26%	(201)	(10)%
Federal Deposit Insurance Corporation ("FDIC") insurance	4,508	2,285	3,034	2,223	97%	1,474	49%
Amortization of intangible assets	504	504	504	—	—%	—	—%
Other	5,380	3,222	7,196	2,158	67%	(1,816)	(25)%
Total noninterest expense	109,869	101,202	99,934	8,667	9%	9,935	10%
Income before income tax expense	38,002	48,939	60,357	(10,937)	(22)%	(22,355)	(37)%
Income tax expense	11,671	10,292	15,938	1,379	13%	(4,267)	(27)%
Net income from continuing operations	$26,331	$38,647	$44,419	$(12,316)	(32)%	$(18,088)	(41)%
Net income from discontinued operations	$—	$—	$4,238	$—	—%	$(4,238)	(100)%
Net income	$26,331	$38,647	$48,657	$(12,316)	(32)%	$(22,326)	(46)%

Share data:
Weighted average common shares outstanding, basic	163,145,255	162,863,540	162,232,236	281,715	0%	913,019	1%
Weighted average common shares outstanding, diluted	163,499,296	163,188,410	162,246,675	310,886	0%	1,252,621	1%
Earnings per share, basic:
Continuing operations	$0.16	$0.24	$0.27	$(0.08)	(33)%	$(0.11)	(41)%
Discontinued operations	$—	$—	$0.03	$—	0%	$(0.03)	(100)%
Earnings per share, basic	$0.16	$0.24	$0.30	$(0.08)	(33)%	$(0.14)	(47)%
Earnings per share, diluted:
Continuing operations	$0.16	$0.24	$0.27	$(0.08)	(33)%	$(0.11)	(41)%
Discontinued operations	$—	$—	$0.03	$—	0%	$(0.03)	(100)%
Earnings per share, diluted	$0.16	$0.24	$0.30	$(0.08)	(33)%	$(0.14)	(47)%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Six months ended
(Unaudited, dollars in thousands, except per-share data)	Jun 30, 2024	Jun 30, 2023	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$342,495	$314,402	$28,093	9%
Taxable interest and dividends on securities	46,097	53,260	(7,163)	(13)%
Non-taxable interest and dividends on securities	2,876	2,868	8	—%
Interest on federal funds sold and other short-term investments	18,519	20,115	(1,596)	(8)%
Total interest and dividend income	409,987	390,645	19,342	5%
Interest expense:
Interest on deposits	150,931	99,079	51,852	52%
Interest on borrowings	507	11,669	(11,162)	(96)%
Total interest expense	151,438	110,748	40,690	37%
Net interest income	258,549	279,897	(21,348)	(8)%
Provision for allowance for loan losses	13,577	7,526	6,051	80%
Net interest income after provision for allowance for loan losses	244,972	272,371	(27,399)	(10)%
Noninterest income:
Service charges on deposit accounts	15,438	13,714	1,724	13%
Trust and investment advisory fees	13,255	11,901	1,354	11%
Debit card processing fees	6,769	6,683	86	1%
Interest rate swap income	1,085	417	668	160%
Income from investments held in rabbi trusts	6,079	5,859	220	4%
Losses on sales of mortgage loans held for sale, net	(210)	(124)	(86)	69%
Losses on sales of securities available for sale, net	(7,557)	(333,170)	325,613	(98)%
Other	18,181	11,071	7,110	64%
Total noninterest income (loss)	53,040	(283,649)	336,689	(119)%
Noninterest expense:
Salaries and employee benefits	129,689	124,366	5,323	4%
Office occupancy and equipment	19,293	18,156	1,137	6%
Data processing	34,499	25,112	9,387	37%
Professional services	7,762	6,152	1,610	26%
Marketing expenses	3,425	3,134	291	9%
Federal Deposit Insurance Corporation ("FDIC") insurance	6,793	5,580	1,213	22%
Amortization of intangible assets	1,008	795	213	27%
Other	8,602	12,530	(3,928)	(31)%
Total noninterest expense	211,071	195,825	15,246	8%
Income (loss) before income tax expense	86,941	(207,103)	294,044	(142)%
Income tax expense (benefit)	21,963	(49,441)	71,404	(144)%
Net income (loss) from continuing operations	64,978	(157,662)	222,640	(141)%
Net income from discontinued operations	—	12,223	(12,223)	(100)%
Net income (loss)	$64,978	$(145,439)	$210,417	(145)%

Share data:
Weighted average common shares outstanding, basic	163,004,093	162,112,223	891,870	1%
Weighted average common shares outstanding, diluted	163,390,421	162,136,984	1,253,437	1%

Earnings (loss) per share, basic:
Continuing operations	$0.40	$(0.98)	$1.38	(141)%
Discontinued operations	$—	$0.08	$(0.08)	(100)%
Earnings (loss) per share, basic	$0.40	$(0.90)	$1.30	(144)%
Earnings (loss) per share, diluted:
Continuing operations	$0.40	$(0.98)	$1.38	(141)%
Discontinued operations	$—	$0.08	$(0.08)	(100)%
Earnings (loss) per share, diluted	$0.40	$(0.90)	$1.30	(144)%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Jun 30, 2024			Mar 31, 2024			Jun 30, 2023
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$10,103,674	$128,402	5.11%	$10,024,299	$126,842	5.09%	$9,920,608	$121,319	4.91%
Residential	2,563,646	24,313	3.81%	2,570,803	23,994	3.75%	2,513,941	21,992	3.51%
Consumer	1,446,543	23,960	6.66%	1,420,091	23,237	6.58%	1,370,011	21,045	6.16%
Total loans	14,113,863	176,675	5.03%	14,015,193	174,073	5.00%	13,804,560	164,356	4.78%
Total investment securities	5,428,583	24,555	1.82%	5,574,568	25,201	1.82%	5,885,545	26,435	1.80%
Federal funds sold and other short-term investments	787,387	10,699	5.47%	576,537	7,820	5.46%	1,174,964	14,851	5.07%
Total interest-earning assets	20,329,833	211,929	4.19%	20,166,298	207,094	4.13%	20,865,069	205,642	3.95%
Non-interest-earning assets	912,302			950,893			1,084,413
Total assets	$21,242,135			$21,117,191			$21,949,482

Interest-bearing liabilities:
Deposits:
Savings	$1,259,573	$42	0.01%	$1,297,360	$41	0.01%	$1,552,702	$47	0.01%
Interest checking	3,739,590	8,827	0.95%	3,744,912	8,187	0.88%	4,270,945	6,141	0.58%
Money market	4,975,843	34,022	2.75%	4,741,990	30,495	2.59%	5,064,469	26,611	2.11%
Time deposits	2,933,160	35,582	4.88%	2,785,130	33,735	4.87%	2,275,844	23,347	4.11%
Total interest-bearing deposits	12,908,166	78,473	2.45%	12,569,392	72,458	2.32%	13,163,960	56,146	1.71%
Borrowings	49,536	254	2.06%	50,781	253	2.00%	348,597	4,031	4.64%
Total interest-bearing liabilities	12,957,702	78,727	2.44%	12,620,173	72,711	2.32%	13,512,557	60,177	1.79%
Demand deposit accounts	4,843,336			4,989,245			5,332,045
Other noninterest-bearing liabilities	512,996			537,014			505,555
Total liabilities	18,314,034			18,146,432			19,350,157
Shareholders' equity	2,928,101			2,970,759			2,599,325
Total liabilities and shareholders' equity	$21,242,135			$21,117,191			$21,949,482

Net interest income - FTE		$133,202			$134,383			$145,465
Net interest rate spread (2)			1.75%			1.81%			2.16%
Net interest-earning assets (3)	$7,372,131			$7,546,125			$7,352,512
Net interest margin - FTE (4)			2.64%			2.68%			2.80%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the six months ended
	Jun 30, 2024			Jun 30, 2023
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$10,063,985	$255,243	5.10%	$9,843,351	$237,248	4.86%
Residential	2,567,225	48,307	3.78%	2,513,679	43,605	3.50%
Consumer	1,433,317	47,198	6.62%	1,364,345	41,105	6.08%
Total loans	14,064,527	350,748	5.02%	13,721,375	321,958	4.73%
Total investment securities	5,501,575	49,756	1.82%	6,780,135	56,894	1.69%
Federal funds sold and other short-term investments	681,963	18,519	5.46%	814,257	20,115	4.98%
Total interest-earning assets	20,248,065	419,023	4.16%	21,315,767	398,967	3.77%
Non-interest-earning assets	931,849			912,120
Total assets	$21,179,914			$22,227,887

Interest-bearing liabilities:
Deposits:
Savings	$1,278,466	$83	0.01%	$1,636,457	$129	0.02%
Interest checking	3,742,251	17,014	0.91%	4,316,981	10,853	0.51%
Money market	4,858,917	64,517	2.67%	5,052,467	46,916	1.87%
Time deposits	2,859,145	69,317	4.88%	2,104,802	41,181	3.95%
Total interest-bearing deposits	12,738,779	150,931	2.38%	13,110,707	99,079	1.52%
Borrowings	50,159	507	2.03%	510,925	11,669	4.61%
Total interest-bearing liabilities	12,788,938	151,438	2.38%	13,621,632	110,748	1.64%
Demand deposit accounts	4,916,290			5,577,294
Other noninterest-bearing liabilities	525,256			498,829
Total liabilities	18,230,484			19,697,755
Shareholders' equity	2,949,430			2,530,132
Total liabilities and shareholders' equity	$21,179,914			$22,227,887

Net interest income - FTE		$267,585			$288,219
Net interest rate spread (2)			1.78%			2.13%
Net interest-earning assets (3)	$7,459,127			$7,694,135
Net interest margin - FTE (4)			2.66%			2.73%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$26,139	$40,986	$35,107	$31,703	$14,178
Residential	6,789	6,697	8,725	8,075	8,796
Consumer	6,843	9,490	8,725	7,687	7,584
Total non-accrual loans	39,771	57,173	52,557	47,465	30,558
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	39,771	57,173	52,557	47,465	30,558
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$39,771	$57,173	$52,557	$47,465	$30,558
Total non-performing loans to total loans	0.28%	0.41%	0.38%	0.34%	0.22%
Total non-performing assets to total assets	0.19%	0.27%	0.25%	0.22%	0.14%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
(Unaudited, dollars in thousands)
Average total loans	$14,113,343	$14,013,714	$13,961,061	$13,926,194	$13,803,292
Allowance for loan losses, beginning of the period	149,190	148,993	155,146	147,955	140,938
Charged-off loans:
Commercial and industrial	—	—	2	11	—
Commercial real estate	—	7,250	8,008	—	—
Commercial construction	—	—	—	—	—
Business banking	1,002	102	3,745	303	254
Residential real estate	—	10	—	—	—
Consumer home equity	32	2	—	—	—
Other consumer	658	651	536	731	591
Total charged-off loans	1,692	8,015	12,291	1,045	845
Recoveries on loans previously charged-off:
Commercial and industrial	56	25	11	120	26
Commercial real estate	2,011	132	190	2	2
Commercial construction	—	—	—	—	—
Business banking	199	410	573	609	204
Residential real estate	27	31	34	30	18
Consumer home equity	91	—	1	39	—
Other consumer	138	163	131	108	111
Total recoveries	2,522	761	940	908	361
Net loans charged-off (recovered):
Commercial and industrial	(56)	(25)	(9)	(109)	(26)
Commercial real estate	(2,011)	7,118	7,818	(2)	(2)
Commercial construction	—	—	—	—	—
Business banking	803	(308)	3,172	(306)	50
Residential real estate	(27)	(21)	(34)	(30)	(18)
Consumer home equity	(59)	2	(1)	(39)	—
Other consumer	520	488	405	623	480
Total net loans (recovered) charged-off	(830)	7,254	11,351	137	484
Provision for allowance for loan losses	6,126	7,451	5,198	7,328	7,501
Total allowance for loan losses, end of period	$156,146	$149,190	$148,993	$155,146	$147,955
Net (recoveries) charge-offs to average total loans outstanding during this period (1)	(0.02)%	0.21%	0.32%	0.00%	0.01%
Allowance for loan losses as a percent of total loans	1.11%	1.06%	1.07%	1.12%	1.06%
Allowance for loan losses as a percent of nonperforming loans	392.61%	260.94%	283.49%	326.86%	484.18%

(1) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics (1)

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the Three Months Ended
(Unaudited, dollars in thousands, except per-share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023

Net income from continuing operations (GAAP)	$26,331	$38,647	$31,509	$63,464	$44,419
Add:
Noninterest income components:
(Income) losses from investments held in rabbi trusts	(1,761)	(4,318)	(4,969)	1,523	(3,002)
Losses on sales of securities available for sale, net	7,557	—	—	—	—
Losses (gains) on sales of other assets	2	—	—	(2)	—
Noninterest expense components:
Rabbi trust employee benefit expense (income)	930	1,746	1,740	(586)	1,314
Merger and acquisition expenses	3,684	1,816	1,865	3,630	—
Total impact of non-GAAP adjustments	10,412	(756)	(1,364)	4,565	(1,688)
Less: net tax benefit (expense) associated with non-GAAP adjustments (2)	224	(190)	13,270	15,944	1,639
Non-GAAP adjustments, net of tax	$10,188	$(566)	$(14,634)	$(11,379)	$(3,327)
Operating net income (non-GAAP)	$36,519	$38,081	$16,875	$52,085	$41,092

Weighted average common shares outstanding during the period:
Basic	163,145,255	162,863,540	162,571,066	162,370,469	162,232,236
Diluted	163,499,296	163,188,410	162,724,398	162,469,887	162,246,675

Earnings per share from continuing operations, basic:	$0.16	$0.24	$0.19	$0.39	$0.27
Earnings per share from continuing operations, diluted:	$0.16	$0.24	$0.19	$0.39	$0.27

Operating earnings per share, basic (non-GAAP)	$0.22	$0.23	$0.10	$0.32	$0.25
Operating earnings per share, diluted (non-GAAP)	$0.22	$0.23	$0.10	$0.32	$0.25

Return on average assets (3)	0.50%	0.74%	0.59%	1.18%	0.81%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.03)%	(0.08)%	(0.09)%	0.03%	(0.05)%
Losses on sales of securities available for sale, net (3)	0.14%	0.00%	0.00%	0.00%	0.00%
Losses (gains) on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.02%	0.03%	0.03%	(0.01)%	0.02%
Merger and acquisition expenses (3)	0.07%	0.03%	0.03%	0.07%	0.00%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	0.00%	0.00%	0.25%	0.30%	0.03%
Operating return on average assets (non-GAAP) (3)	0.70%	0.72%	0.31%	0.97%	0.75%

Return on average shareholders' equity (3)	3.62%	5.23%	4.66%	9.91%	6.85%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.24)%	(0.58)%	(0.73)%	0.24%	(0.46)%
Losses on sales of securities available for sale, net (3)	1.04%	0.00%	0.00%	0.00%	0.00%
Losses (gains) on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.13%	0.24%	0.26%	(0.09)%	0.20%
Merger and acquisition expenses (3)	0.51%	0.25%	0.28%	0.57%	0.00%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	0.03%	(0.03)%	1.96%	2.49%	0.25%
Operating return on average shareholders' equity (non-GAAP) (3)	5.03%	5.17%	2.51%	8.14%	6.34%

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$2,928,101	$2,970,759	$2,682,600	$2,539,806	$2,599,325
Less: Average goodwill and other intangibles	565,523	566,027	597,234	658,591	659,825
Average tangible shareholders' equity (non-GAAP)	$2,362,578	$2,404,732	$2,085,366	$1,881,215	$1,939,500

Return on average tangible shareholders' equity (non-GAAP) (3)	4.48%	6.46%	5.99%	13.38%	9.19%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.30)%	(0.72)%	(0.95)%	0.32%	(0.62)%
Losses on sales of securities available for sale, net (3)	1.29%	0.00%	0.00%	0.00%	0.00%
Losses (gains) on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.16%	0.29%	0.33%	(0.12)%	0.27%
Merger and acquisition expenses (3)	0.63%	0.30%	0.35%	0.77%	0.00%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	0.04%	(0.03)%	2.52%	3.36%	0.34%
Operating return on average tangible shareholders' equity (non-GAAP) (3)	6.22%	6.36%	3.20%	10.99%	8.50%

(1) Average assets, average goodwill and other intangibles, and average tangible shareholders' equity components for the three months ended Dec 31, 2023 and preceding periods presented in this section include discontinued operations.
(2) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit for the three months ended December 31, 2023 was primarily due to the tax benefit from state tax strategies associated with the utilization of capital losses as a result of the sale of securities in the first quarter of 2023. Upon the sale of securities in the first quarter of 2023, we established a valuation allowance of $17.4 million, as it was determined at that time that it was not more-likely-than-not that the entirety of the deferred tax asset related to the loss on such securities would be realized. Included in that $17.4 million was $2.8 million in expected lost state tax benefits. Following the execution of the sale of our insurance agency business in October 2023 and the resulting capital gain, coupled with tax planning strategies, a state tax benefit of $13.6 million was realized on the security sale losses.
(3) Presented on an annualized basis.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$128,649	$129,900	$133,307	$137,205	$141,588
Add:
Tax-equivalent adjustment (non-GAAP) (1)	4,553	4,483	4,483	4,376	3,877
Fully-taxable equivalent net interest income (non-GAAP)	$133,202	$134,383	$137,790	$141,581	$145,465

Noninterest income (GAAP)	$25,348	$27,692	$26,739	$19,157	$26,204
Less:
Income (losses) from investments held in rabbi trusts	1,761	4,318	4,969	(1,523)	3,002
Losses on sales of securities available for sale, net	(7,557)	—	—	—	—
Gains (losses) on sales of other assets	(2)	—	—	2	—
Noninterest income on an operating basis (non-GAAP)	$31,146	$23,374	$21,770	$20,678	$23,202

Noninterest expense (GAAP)	$109,869	$101,202	$121,029	$101,748	$99,934
Less:
Rabbi trust employee benefit expense (income)	930	1,746	1,740	(586)	1,314
Merger and acquisition expenses	3,684	1,816	1,865	3,630	—
Noninterest expense on an operating basis (non-GAAP)	$105,255	$97,640	$117,424	$98,704	$98,620

Total revenue (GAAP)	$153,997	$157,592	$160,046	$156,362	$167,792
Total operating revenue (non-GAAP)	$164,348	$157,757	$159,560	$162,259	$168,667

Efficiency ratio (GAAP)	71.34%	64.22%	75.62%	65.07%	59.56%
Operating efficiency ratio (non-GAAP)	64.04%	61.89%	73.59%	60.83%	58.47%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 21.7%, 21.7%, 21.9%, 21.7%, and 21.8% for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,967,473	$2,952,831	$2,974,855	$2,446,553	$2,526,772
Less: Goodwill and other intangibles (1)	565,196	565,701	566,205	657,824	658,993
Tangible shareholders' equity (non-GAAP)	2,402,277	2,387,130	2,408,650	1,788,729	1,867,779

Tangible assets:
Total assets (GAAP)	21,044,169	21,174,804	21,133,278	21,146,292	21,583,493
Less: Goodwill and other intangibles (1)	565,196	565,701	566,205	657,824	658,993
Tangible assets (non-GAAP)	$20,478,973	$20,609,103	$20,567,073	$20,488,468	$20,924,500

Shareholders' equity to assets ratio (GAAP)	14.10%	13.95%	14.08%	11.57%	11.71%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	11.73%	11.58%	11.71%	8.73%	8.93%

Common shares outstanding	176,687,829	176,631,477	176,426,993	176,376,675	176,376,675

Book value per share (GAAP)	$16.80	$16.72	$16.86	$13.87	$14.33
Tangible book value per share (non-GAAP)	$13.60	$13.51	$13.65	$10.14	$10.59

(1) Includes goodwill and other intangible assets of discontinued operations as of September 30, 2023 and June 30, 2023.

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Change from
	Jun 30, 2024	Mar 31, 2024	Mar 31, 2024
(Unaudited, dollars in thousands, except per-share data)
Common stock	$1,770	$1,769	$1
Additional paid in capital	1,673,722	1,669,133	4,589
Unallocated ESOP common stock	(130,295)	(131,512)	1,217
Retained earnings	2,076,566	2,068,315	8,251
AOCI, net of tax - available for sale securities	(612,196)	(611,802)	(394)
AOCI, net of tax - pension	6,430	6,946	(516)
AOCI, net of tax - cash flow hedge	(48,524)	(50,018)	1,494
Total shareholders' equity:	$2,967,473	$2,952,831	$14,642
Less: Goodwill and other intangibles	565,196	565,701	(505)
Tangible shareholders' equity (non-GAAP)	$2,402,277	$2,387,130	$15,147

Common shares outstanding	176,687,829	176,631,477	56,352

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	9.47	9.45	0.02
Unallocated ESOP common stock	(0.74)	(0.74)	0.01
Retained earnings	11.75	11.71	0.04
AOCI, net of tax - available for sale securities	(3.46)	(3.46)	—
AOCI, net of tax - pension	0.04	0.04	—
AOCI, net of tax - cash flow hedge	(0.27)	(0.28)	0.01
Total shareholders' equity:	$16.80	$16.72	$0.08
Less: Goodwill and other intangibles	3.20	3.20	—
Tangible shareholders' equity (non-GAAP)	$13.60	$13.51	$0.08

APPENDIX E: M&A Expense

	As of and for the Three Months Ended
(Unaudited, dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Salaries and employee benefits	$383	$3	$5	$—	$—
Office occupancy and equipment	11	6	2	—	—
Data processing	2,249	865	1,357	—	—
Professional services	944	787	450	3,630	—
Other	97	155	51	—	—
Total	$3,684	$1,816	$1,865	$3,630	$—